        POWER OF ATTORNEY

The undersigned, as a Section 16 reporting person of Lumentum Holdings. Inc. (the “Company”)

under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby constitutes and appoints Wajid Ali, Chief Financial Officer; Jae Kim, General Counsel; and Jonathan Shanberge,

Senior Director, Corporate Counsel, and each of them, as the undersigned's true and lawful attorney-

in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned, for the following actions:

-

to complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to

Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company;

-

to seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including but not limited to brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any attorney-in-fact and further approves and ratifies any such release of information; and

-

to do all acts in order to prepare, complete, execute and file such forms with the Securities and

Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem necessary or appropriate.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges and agrees that the foregoing attorneys-in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the Exchange

Act, including but not limited to Section 16 of the Exchange Act, or any obligation or liability in connection therewith.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 3rd day of February, 2026.

Signature: /s/ Eric Chang

Print Name:  Eric Chang